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                                                                   EXHIBIT 10.49

                AQUIS COMMUNICATIONS GROUP, INC. 11% CONVERTIBLE
                                    DEBENTURE



                              FORBEARANCE AGREEMENT

                  Reference is hereby made to the 11% Convertible Debenture (the "Debenture") issued to AMRO International, S.A. ("AMRO") pursuant to that
certain Loan Agreement, dated April     , 2000, between Aquis Communications
Group, Inc. (the "Company") and AMRO (collectively, the "Agreements").

                  The Company hereby acknowledges and agrees that, pursuant to
Section 10(a) of the Debenture, the Company has defaulted in its payment of interest on the principal sum outstanding on the Debenture due June 1, 2000, September 1, 2000, December 1, 2000 and March 1, 2001.

                  Until the earlier to occur of (i) the 180th calendar day from the date hereof, (ii) the date that the Company defaults on any material agreement and the other party to such agreement enforces its rights against the Company thereunder, (iii) the date that the Company terminates its retention of Pirinate Consulting Group, LLC ("Pirinate") under the agreement to be entered into between Pirinate and the Company, substantially in the form attached hereto as Exhibit A (the "Consulting Agreement"), and (iv) the date that Pirinate notifies AMRO of its good faith belief that the Company is not cooperating with Pirinate in its efforts to consult with and assist the Company pursuant to the terms of the Consulting Agreement, AMRO hereby agrees (i) not to enforce its right to consider the Debenture immediately due and payable pursuant to Section 10(a) of the Debenture because of the Company's failure to pay interest on the principal sum outstanding on the Debenture, and (ii) not to convert the Debenture into shares of common stock of the Company for the purpose of controlling the Company. At any time after the earlier to occur of one of the aforementioned events, AMRO may (i) enforce its rights under the Debenture for any and all past, present or future Events of Defaults, and (ii) convert the Debenture into a number of shares of common stock of the Company such that AMRO gains control of the Company. Nothing herein shall constitute a waiver by AMRO of its rights under the Agreements.

                  In consideration for the foregoing, the Company hereby agrees to retain the services of Pirinate in accordance with the terms of the Consulting Agreement. This Forbearance Agreement shall be deemed null and void and of no further force and effect if the Company fails to perform its obligations hereunder on or before April 13, 2001.

                  Except as specifically amended by the terms of this Forbearance Agreement, the Agreements and all exhibits thereto shall remain unmodified and in full force and effect, and shall not be in any way changed, modified or superseded by the terms set forth herein. All terms used but not defined in this letter shall have the meanings set forth in the Agreements.

                  This Forbearance Agreement shall be governed by and construed in accordance with the laws of the State of New York. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including


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any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

                    This Forbearance Agreement may be executed by facsimile and in any number of counterparts, each of which counterparts shall be deemed an original, but all of which together shall constitute one and the same instrument.

                    IN WITNESS HEREOF, the undersigned have duly executed this
Forbearance Agreement as of the      day of April, 2001.


                          AQUIS COMMUNICATIONS GROUP, INC.

                          By:
                             --------------------------------------------------
                                   D. Brian Plunkett, Chief Financial Officer




                          AMRO INTERNATIONAL, S.A.

                          By:
                             --------------------------------------------------
                                   H.U. Bachofen, Director



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